Exhibit 4.2

0000001 SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO, CANADA SERIES A COMMON STOCK EQUIVALENT CONVERTIBLE PREFERRED STOCK SPECIMEN CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A COMMON STOCK EQUIVALENT CONVERTIBLE PREFERRED STOCK $0.0001 PAR VALUE, OF THE ONCOLOGY INSTITUTE CORP. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as it may be amended, and the Bylaws, as they may be amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

of Preferred stock represented by this cerificate and do hereby irrevocably